Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-280750) of Calumet, Inc.;

(2)Registration Statement (Form S-3 No. 333-284267) of Calumet, Inc.;

(3)Registration Statement (Form S-3 No. 333-281458) of Calumet, Inc.

of our report dated February 29, 2024 (except for the affects of adopting ASU 2023-07 in Note 18, as to which the date is February 28, 2025), with respect to the consolidated financial statements of Calumet, Inc., for the years ended December 31, 2023 and 2022 included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Indianapolis, Indiana

February 28, 2025